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              [FORM OF ASSET TRANSFER AGREEMENT/GENESIS PROPERTIES]


                            ASSET TRANSFER AGREEMENT



                  THIS ASSET TRANSFER AGREEMENT (this "Agreement") is made and entered into as of ____________, 1997, (the "Effective Date") by and between ELDERTRUST OPERATING LIMITED PARTNERSHIP, a Delaware limited partnership or its permitted assignees or contributees ("Transferee"), and ________________________________ ("Transferor").

                  WHEREAS, Transferor owns and operates an assisted living facility known as ___________________ (the "Facility") which Facility consists of certain real property, the improvements thereon and certain other real and personal property associated therewith, all as more particularly described below; and

                  WHEREAS, Transferor agrees to transfer to Transferee and Transferee agrees to acquire from Transferor the Facility, including said real and personal property, on the terms and conditions contained herein.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants set forth herein, Transferee and Transferor hereby agree as follows:


                                    ARTICLE I

                               THE ASSET TRANSFER

                  Subject to the terms and conditions set forth herein, Transferor agrees to transfer to Transferee, and Transferee agrees to acquire from Transferor, all of that property located in [city and state] and known as [name of property]. The sale of said property shall be effected through the transfer of certain of the assets and liabilities of Transferor to Transferee pursuant to the provisions of this Article I and other applicable provisions of this Agreement (the "Transaction").

                  1.1 Assets to be Acquired. On the Closing Date (as hereinafter defined), in accordance with the terms and conditions set forth herein, Transferor shall transfer to Transferee, and Transferee shall acquire from Transferor, the following assets:

                  (i) all of that certain parcel of land described in Exhibit A hereto (the "Real Property"), the buildings situated thereon and all of the other improvements, easements, covenants and other rights appurtenant thereto;

                  (ii) all furniture, furnishings, fixtures, machinery, equipment, inventory and other tangible personal property, and replacements thereof, owned by Transferor and now or hereafter affixed to or located at the Facility [or used or useful in connection with the operation, maintenance or repair of the Facility] (the "Personal Property");

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                  (iii) all intangible property now or hereafter owned or held by Transferor in connection with the Facility, including, without limitation,
(a) all licenses, permits, authorizations, approvals, [certificates of occupancy] and all other approvals necessary for the current use and operation of the Facility (to the extent assignable), and [(b) all right, title and interest of Transferor in all books and records (including computer discs, software and similar data),] trade names and development rights related to the Facility, or any part thereof (collectively, the "Intangible Property") (items
(i) through (iii) are hereinafter referred to collectively as the "Property").

Notwithstanding the foregoing, the term "Property" shall not be deemed to include, and Transferor shall not convey to Transferee hereunder, the assets of Transferor listed on Schedule 1.1 hereof (the assets listed on Schedule 1.1 shall be known as the "Excluded Assets").

                  1.2 Purchase Price. The total consideration (the "Purchase Price") to be paid by Transferee to Transferor for the Property shall be immediately available funds to be paid to Transferor at the Closing in the amount of $______________. The Purchase Price shall be allocated between real and personal property as Transferor and Transferee shall agree; provided that Transferor and Transferee hereby agree that not less than ninety percent (90%) of the Purchase Price shall be allocated to the Real Property and the improvements thereon.

                  1.3 No Liabilities to be Assumed by Transferee. Transferor and Transferee agree that Transferee shall not assume any obligations of Transferor, except obligations arising out of Permitted Liens (as hereinafter defined).

                  1.4 Lease of Property to Transferor. At Closing, Transferor and Transferee shall enter into a lease agreement (the "Lease Agreement"), substantially in the form of Exhibit B attached hereto and incorporated herein, which shall provide for the lease of the Property by Transferee to Transferor or an affiliate of Transferor on the terms and conditions set forth therein.

                  1.5 Closing. The closing of the Transaction (the "Closing") shall occur simultaneously with the closing of the initial public offering (the "IPO") of shares of beneficial interest in ElderTrust, a Maryland trust (the "REIT"), provided that if the IPO has not occurred on or before March 31, 1998, this Agreement shall terminate and neither party hereto shall have any further liability to any other party hereto.

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                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF TRANSFEREE

                  Transferee hereby represents and warrants to Transferor as follows:

                  2.1 Organization, Power and Authority, and Qualification. Transferee is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. Transferee has the requisite power and authority to carry on its business as it is now being conducted and to engage in the Transaction. Transferee has made available to Transferor complete and correct copies of the governing documents of Transferee with all amendments as in effect on the date of this Agreement. Transferee is qualified to do business and is in good standing in each jurisdiction where the character of its property owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a material adverse effect on the business or financial condition of Transferee.

                  2.2 Authority Relative to this Agreement. All action of Transferee necessary to authorize the execution, delivery and performance of this Agreement by Transferee has been taken, and no other proceedings on the part of Transferee are necessary to authorize the execution and delivery of this Agreement by Transferee and the consummation by Transferee of the Transaction.

                  Neither the execution and delivery of this Agreement by Transferee nor the consummation by Transferee of the Transaction nor compliance by Transferee with any of the provisions hereof will (i) conflict with or result in any breach of any provisions of the partnership agreement of Transferee, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Transferee is a party or by which it or any of its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Transferee or any of the properties or assets of Transferee.

                  2.3 Binding Obligation. This Agreement has been duly and validly executed and delivered by Transferee to Transferor and constitutes a valid and binding agreement of Transferee, enforceable against Transferee in accordance with its terms, except that such enforcement may be subject to bankruptcy, conservatorship, receivership, insolvency, moratorium or similar laws affecting creditors' rights generally or the rights of creditors of limited partnerships and to general principles of equity.

                  2.4 Brokers. Transferee has not employed any broker or finder, or incurred any liability therefor, in connection with the transaction contemplated by this Agreement.

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                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF TRANSFEROR

                  Transferor hereby represents and warrants to Transferee as follows:

                  3.1 Organization and Qualification. Transferor is a _____________________ duly organized, validly existing and in good standing under the laws of the State of ______________. Transferor has the requisite power and authority to carry on its business as it is now being conducted and to engage in the Transaction. Transferor has made available to Transferee complete and correct copies of the governing documents of Transferor, with all amendments as in effect on the date of this Agreement. Transferor is qualified to do business and is in good standing in each jurisdiction where the character of its property owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a material adverse effect on the business or financial condition of Transferor or on the Transaction. Transferor is not a "foreign person" under Section 1445 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

                  3.2 Authority Relative to this Agreement. All action necessary to authorize the execution, delivery and performance of this Agreement by Transferor has been taken, and no other proceedings are necessary to authorize the execution and delivery by Transferor of this Agreement and the consummation by Transferor of the Transaction.

                  Neither the execution and delivery of this Agreement by Transferor, nor the consummation by Transferor of the Transaction nor compliance by Transferor with any of the provisions hereof will (i) conflict with or result in any breach of any provisions of the organizational documents of Transferor,
(ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, permit, contract, agreement, easement, restriction or other instrument or obligation to which Transferor is a party or by which Transferor or the Property may be bound, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Transferor or the Property, except in the case of (ii) or (iii) for violations, breaches, or defaults (A) which would not in the aggregate have a material adverse effect on the business or financial condition of Transferor, the Transaction or the Property or (B) for which waivers or consents have been obtained or, as listed on Schedule 3.2, will be obtained prior to the Closing Date.

                  3.3 Binding Obligation. This Agreement has been duly and validly executed and delivered by Transferor to Transferee and constitutes a valid and binding agreement of Transferor, enforceable against Transferor in accordance with its terms, except that such enforcement may be subject to bankruptcy, conservatorship, receivership, insolvency, moratorium or similar laws affecting creditors' rights generally or the rights of creditors of _______________ and to general principles of equity.



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                  3.4 Brokers. Transferor has not employed any broker or finder, or incurred any liability therefor, in connection with the transactions contemplated by this Agreement.

                  3.5 Title to Property. Transferor has good and valid title to the Personal Property. To Transferor's knowledge, the Property is not subject to any imperfections in title, easements, liens, mortgages, encumbrances, pledges, claims, charges, options, defects, preferential purchase rights or other encumbrances (collectively referred to herein as "Liens") except for the following ("Permitted Liens"):

                  (i) Liens for real property taxes and assessments or for fire dues, library dues or similar assessments not yet delinquent;

                  (ii) Liens that are not material in character, amount, or extent and do not materially detract from the value, or interfere with the use of, the Transferor's assets subject thereto or affected thereby or otherwise materially impair the business operations being conducted or proposed to be conducted thereon;

                  (iii)     the Mortgage Debt (as hereinafter defined); and

                  (iv)      Liens shown on Schedule 3.5 hereto.

                  3.6 Debt. The Property is encumbered by the mortgage indebtedness described on Schedule 3.6 hereto (the "Mortgage Debt"). To Transferor's knowledge, there exists no default, or event which with the passage of time or notice or both would constitute a default with respect to the Mortgage Debt or any other debt of Transferor that has not been cured or that would have a material adverse effect on the business or financial condition of Transferor, the Transaction or the Property.

                  3.7 Financial Statements. The financial statements for the Property attached as Schedule 3.7 hereto (the "Financial Statements") have been prepared in accordance with GAAP applied on a consistent basis throughout the periods specified. The balance sheets in the Financial Statements fairly present the financial condition of the Property as of the dates shown, and the income statements in the Financial Statements fairly present the results of operations for the periods indicated.

                  3.8 Financial Condition. Since September 30, 1997, there has been no material adverse change in the business or financial condition of Transferor or the Property except to the extent the Multicare Acquisition would be deemed to cause a material adverse change in the business or financial condition of Transferor. For the purposes of this Agreement, the term "Multicare Acquisition" means the transaction contemplated by that certain Agreement and Plan of Merger among a 44% owned subsidiary of the Guarantor (as hereinafter defined) ("Merger Sub") and The Multicare Companies, Inc. ("Multicare") pursuant to which Merger Sub agreed to make a tender offer to purchase all of the outstanding common shares of Multicare.

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                  3.9 Leases. Except as set forth on Schedule 3.9 hereto,
Transferor has not entered into any leases, tenancies or other rights of occupancy in effect on the date hereof with respect to the Property. Each of the leases referenced in Schedule 3.9 (the "Leases") has been delivered to or made available to Transferee and is presently unamended (or with respect to each such lease that has been amended, all amendments thereto have been delivered or made available to Transferee), and, to Transferor's knowledge, are in full force and effect without material default.

                  3.10 Contracts. To the knowledge of Transferor, Schedule 3.10 hereto sets forth all of the contracts or other understandings, written or oral, to which Transferor is a party or by which Transferor is bound that relate to the Property excluding contracts which are terminable on thirty (30) days or less notice (collectively, the "Contracts", which term shall not be construed to include any Leases). Each of the Contracts is valid and binding on Transferor and is in full force and effect in all material respects. Except as set forth in
Schedule 3.10, neither Transferor nor, to Transferor's knowledge, any other party thereto has breached or defaulted under the terms of any Contract, except for such breaches or defaults that would not have a material adverse effect on the business or operations of Transferor or the Property.

                  3.11 Permits. To the knowledge of Transferor, Transferor has all such franchises, certificates, licenses, permits and other authorizations from government political subdivisions, regulatory authorities or any other person or entity (collectively "Permits") as are necessary for the ownership, use, operation and licensing of the Property as it is currently being used, except where the failure to possess such Permits would not have a material adverse effect on the business or financial condition of Transferor or the Property, and, to Transferor's knowledge, Transferor is not in violation of any Permit and all Permits relating to the Property are valid and in full force and effect.

                  3.12. Litigation. Other than as set forth on Schedule 3.12 attached hereto, there are no claims, actions, suits, proceedings or investigations pending or, to Transferor's knowledge, threatened against Transferor or any properties or rights of Transferor, that would have a material adverse effect on the business or financial condition of Transferor, the Transaction or the Property before any court or administrative, governmental or regulatory authority or body, domestic or foreign, or any properties or rights of Transferor. Neither Transferor nor the Property is subject to any order, judgment, injunction or decree of any court, tribunal or other governmental authority (other than generally applicable laws, rules and regulations) that would have a material adverse effect on the business or financial condition of Transferor or the Property.

                  3.13 Compliance with Laws. Transferor has not received any written or other actual notice of any material violation of any applicable zoning regulation or ordinance, or of any employment, environmental, or other regulatory law, order, regulation or requirement, including applicable subdivision laws, relating to the Property or the business or operations thereon, which remains uncured and, to Transferor's knowledge, there are no such violations which, individually or in the aggregate, would have a material adverse effect on the business or financial condition of Transferor or the Property.

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                  3.14 Taxes. Except for such matters as in the aggregate shall not result in a material adverse effect on the business or financial condition of Transferor, (i) all tax or information returns required to be filed on or before the date hereof by or on behalf of Transferor have been filed through the date hereof or will be filed on or before the Closing Date in accordance with all applicable laws, (ii) there is no action, suit or proceeding pending against, or with respect to, Transferor or the Property in respect of any tax nor is any claim for additional tax asserted by any such authority, and (iii) all taxes (including related penalties, interest and additional amounts) imposed upon Transferor and required to be reported on a return required to be filed (without regard to any applicable extensions) on or before the date hereof have been paid or will be paid prior to the delinquency thereof.

                  3.15 Insurance. Transferor currently has in place the public liability, casualty and other insurance coverage with respect to the Property as is set forth in Schedule 3.15 hereto. To the knowledge of Transferor, each of its insurance policies with respect to the Property is in full force and effect and all premiums due and payable thereunder have been fully paid when due. Transferor has not received from any insurance company notice of any material defects or deficiencies affecting the insurability of the Property or notices of cancellation or intent to cancel any such insurance.

                  3.16 Utilities. To the knowledge of Transferor, usable public sanitary and storm sewers, public water, and gas and electrical utilities (collectively, the "Public Utilities"), of adequate capacity for the operation of the Property, are installed in, and are duly connected to, the Property and can be used without any charge except the normal and usual metered charges imposed for such Public Utilities. No amounts due and owing with respect to the Property in connection with utilities, insurance, assessments or other charges customarily prorated in real estate transactions have been outstanding more than 30 days.

                  3.17 Environmental. For the purpose of this Section 3.17, the term "Hazardous Substances" shall mean substances defined as a "hazardous waste," "hazardous substance," or "toxic substance" under any Environmental Laws, including, without limitation, oil, petroleum, or any petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation or any constituent of any such substance, pollutant or waste. As used herein, "Environmental Laws" shall include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss. 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901, et seq., the Clean Air Act, 42 U.S.C. ss. 7401, et seq., the Clean Water Act, 33 U.S.C. ss. 1251, et seq., the Toxic Substance Control Act, 15 U.S.C. ss. 2601, et seq. and the Occupational Safety and Health Act, 29 U.S.C. ss. 651, et seq., as any of the preceding have been amended prior to the date of the Closing, and any other federal, state or local law, ordinance, regulation, rule, order, decision or permit relating to the protection of human health from environmental effects of Hazardous Substances and which are applicable to the Property.

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                  To Transferor's knowledge and except as may be revealed in the
Phase I Environmental Report prepared for the Property dated __________________,
(i) no Hazardous Substances are present in, on or under the Property that require remediation under Environmental Law or would have a material adverse affect on the condition (financial or otherwise), earnings, assets, business affairs or business prospects of the Property, Transferor or the Transaction,
(ii) no liability under or violation of any Environmental Laws or condition that could give rise to such liability or violation exists with respect to the Property, except for liabilities that would not have a material adverse effect on the business or financial condition of Transferor or the Property and (iii) Transferor has not caused or allowed any discharge or disposal of any Hazardous Substances at the Property except in compliance with Environmental Laws. Transferor has not received any written notice from any governmental agency or instrumentality having jurisdiction thereof of any violation of any Environmental Laws which remains uncured or unremediated.

                  3.18     [INTENTIONALLY DELETED]

                  3.19 Pending Assessments and Eminent Domain. Transferor has no knowledge and has received no notice of any pending proceeding for the imposition of any special assessment, or the formation of a special assessment district, or for a condemnation proceeding which would materially affect in any manner any portion of the Property.

                  3.20     Compliance with Law; Approvals.

                  Except as set forth on Schedule 3.20:

                  (a) Transferor has operated the Property in compliance with all applicable laws and regulations, including, without limitation, all laws, regulations, orders and requirements promulgated by any governmental authority or relating to consumer protection, equal opportunity, health, health care industry regulation, third-party reimbursement (including, if applicable, Medicare, Medicaid, fraud and abuse and workers compensation), environmental protection, fire, zoning and building and occupational safety matters, except for noncompliance that individually or in the aggregate would not, and in the future will not, have a material adverse effect on the business or operations of Transferor or the Property;

                  (b) Transferor has not received notice of any material violation (or of any investigation, inspection, audit, or other proceeding by any governmental authority involving allegations of any violation) of any applicable law, or is in material default with respect to any applicable law and to the knowledge of Transferor, no investigation, inspection, audit, or other proceeding by any governmental authority involving allegations of violation of any applicable law is threatened or contemplated.

                  3.21 Ground Lease. (i) The ground lease which creates a leasehold interest in the Property (the "Ground Lease") is in full force and effect, (ii) Transferor is not in material default under any of the terms, conditions, covenants or provisions of the Ground Lease, (iii) neither Transferor nor the landlord under the Ground Lease has commenced any action or given or received any notice asserting a default thereunder or for the purpose of terminating the Ground Lease and (iv) all rents, additional rents and other sums due and payable under the Ground Lease by Transferor have been paid in full.

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                  3.22 Governmental Proceedings. There is no governmental action or governmental proceeding (zoning or otherwise) or governmental investigation pending or, to Transferor's knowledge, threatened against or relating to the Property or the transactions contemplated by this Agreement.

                  3.23 No Agreements. Except as set forth in Transferor's organizational documents or as set forth on Schedule 3.23, other than the Leases, the Property is not subject to any outstanding agreement of sale or lease, option to purchase or other right of any third party to acquire any interest therein.


                                   ARTICLE IV

                     COVENANTS AND AGREEMENTS OF TRANSFEROR

                  Transferor hereby covenants and agrees with Transferee that prior to the date of the Closing:

                  4.1 Actions Affecting Assets. Except in the ordinary course of business, Transferor shall not sell, assign, pledge, transfer or encumber the Property or any portion thereof, or, enter into any other material consent, commitment, understanding or other agreement, or incur any material obligation or liability (contingent or absolute) with respect to the Property. Transferor shall not merge or consolidate with or into any other entity or enter into any agreements relating thereto without Transferee's prior consent.

                  4.2 Access to Property and Records. Upon reasonable notice and during regular business hours, Transferor shall give Transferee and Transferee's authorized representatives full access to the Property and Transferor's personnel and all properties, documents, contracts, facilities, books, equipment and records of Transferor relating to the Property to conduct its investigations, including, without limitation, surveys, site analyses, soil tests, engineering studies, and other investigations.

                  4.3 Permits. Transferor shall maintain all Permits in full force and effect, and will file timely all reports, statements, renewal applications and other filings, and will pay timely all fees and charges in connection therewith that are required to keep the Permits in full force and effect.

                  4.4 Contracts. Transferor will not enter into any new Contracts with respect to the Property except in the ordinary course of the business of the operation of the Facility.

                  4.5 Insurance. Transferor shall maintain in full force and effect substantially the same public liability and casualty insurance coverage now in effect with respect to the Property.

                  4.6 Taxes and Assessments. Transferor shall pay or discharge before delinquent all tax liabilities and obligations, including without limitation those for federal, state or local income, property, unemployment, withholding, sales, transfer, stamp, documentary, use and other taxes.

                  4.7 Binding Commitments. Transferor shall not make any commitments or representations to any applicable government authorities, any adjoining or surrounding property owners, any civic association, any utility or any other similar person or entity that would in any manner be binding upon Transferee or the Property without Transferee's prior consent, except such agreements that would not have a material adverse effect on the Property.

                  4.8 Compliance with Law. The operations of Transferor and the Property will be conducted in compliance with all applicable laws, including, without limitation, all such laws regulations, orders and requirements promulgated by any governmental authority or relating to consumer protection, equal opportunity, health, health care industry regulation, third party reimbursement (including, if applicable, Medicare, Medicaid, fraud and abuse, and workers compensation), environmental protection, fire, zoning and building and occupational safety matters, except for noncompliance that individually or in the aggregate would not and, insofar as may reasonably be foreseen, in the future will not, have a material adverse effect on the business or operations of Transferor or the Property.

                  4.9 Operation of Property. Transferor shall operate and maintain the Property in the same manner as Transferor has heretofore operated the Property and consistent with other assisted living facilities operated or managed by Guarantor or affiliates thereof.


                                    ARTICLE V

                           CONDITIONS TO CONSUMMATION
                          OF TRANSACTION BY TRANSFEREE

                  The obligation of Transferee to consummate the Transaction shall be subject to fulfillment (or waiver) at or prior to the date of the Closing of the following conditions:

                  5.1 Representations, Warranties and Covenants. The representations, warranties and covenants made by Transferor in this Agreement or in any document delivered by Transferor pursuant to this Agreement shall be true and correct in all material respects when made and on and as of the date of the Closing as though such representations, warranties and covenants were made on and as of such date.

                  5.2 No Material Adverse Change. There shall have been no material adverse change in the value or condition of the Property since the date hereof, except for changes contemplated by this Agreement and changes in the ordinary course of business which do not have a material adverse effect on the business or financial condition of the Property.

                  5.3 Title Insurance. Commonwealth Land Title Insurance Company (the "Title Company") shall have issued to Transferee an ALTA owners title insurance policy effective as of the date of the Closing or an unconditional commitment therefor insuring fee simple title to the Property to be vested in Transferee in the full amount of the Purchase Price, subject to no exceptions other than Permitted Liens (other than the Mortgage Debt), with such endorsements and otherwise in form acceptable to Transferee in its sole and absolute discretion.

                  5.4 No Order or Injunction. The consummation of the Transaction shall not have been restrained, enjoined or prohibited by any order or injunction of any court or governmental authority of competent jurisdiction nor shall there be any pending or threatened condemnation proceeding with respect to the Property or any portion thereof.

                  5.5 Instruments of Conveyance. Transferor shall have delivered the instruments referred to in Section 7.1.

                  5.6 Consents. All consents listed on Schedule 3.2 or otherwise necessary for the consummation of the Transaction by Transferor shall have been obtained.

                  5.7 IPO Closing. The IPO shall close simultaneously with the Transaction.

                  5.8 Simultaneous Closing. The Transaction shall close simultaneously with the closings under the agreements listed on Schedule 5.8 hereof.


                                   ARTICLE VI

                           CONDITIONS TO CONSUMMATION
                          OF TRANSACTION BY TRANSFEROR


                  The obligation of Transferor to consummate the Transaction shall be subject to fulfillment (or waiver) at or prior to the date of the Closing of the following conditions:

                  6.1 Representations, Warranties and Covenants. The representations, warranties and covenants made by Transferee in this Agreement or in any document delivered by Transferee pursuant to this Agreement shall be true and correct in all material respects when made and on and as of the date of the Closing as though such representations, warranties and covenants were made on and as of such date.

                  6.2 Consents. All consents necessary for the consummation of the Transaction by Transferee shall have been obtained.

                  6.3 IPO Closing. The IPO shall close simultaneously with the Transaction.

                  6.4 Simultaneous Closing. The Transaction shall close simultaneously with the closings under the agreements listed on Schedule 5.8 hereof.

                                   ARTICLE VII

                                   THE CLOSING

                  Subject to the terms and conditions of this Agreement, the Closing shall take place promptly after satisfaction or waiver of the conditions set forth in Articles V and VI hereof.

                  7.1 Closing Deliveries. At Closing, Transferor shall deliver or cause to be delivered the following:

                           (a) a special warranty deed conveying good and
                  marketable fee simple title to the Property (subject only to the Permitted Liens);

                           (b) a bill of sale pursuant to which Transferor shall
                  convey to Transferee good title to all the Personal Property, free and clear of all liens and encumbrances (other than Permitted Liens);

                           (c) a certification duly executed by Transferor under
                  penalty of perjury, setting forth Transferor's address and Federal tax identification number and certifying that Transferor is not a "foreign person" under Section 1445 (as may be amended) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder;

                           (d) such assignment agreements as may be deemed
                  necessary and appropriate by Transferee and Transferor pursuant to which Transferor shall assign to Transferee all other assets (other than the Excluded Assets) owned by Transferor that are used or useful in connection with the operation of the Property, including, without limitation, the Permits (to the extent assignable) and the Intangible Property;

                           (e) a certificate from a duly authorized agent of
                  Transferor certifying that the representations and warranties of Transferor set forth herein are true and correct in all material respects as of the Closing Date;

                           (f) the Lease Agreement duly executed by Transferor
                  or an affiliate of Transferor;

                           (g) a payoff letter or other instrument from the
                  holder of the Mortgage Debt sufficient to enable the Title Company to issue the title insurance policy required by
                  Section 5.3 hereof without any exception for the Mortgage Debt; and

                           (h) the Guaranty described in Section 10.11 hereof
                  duly executed by Genesis;

                           (i) the Indemnification Agreement described in
                  Section 10.11 hereof duly executed by Genesis; and

                           (j) such other documents and instruments as
                  Transferee and Transferor agree are necessary or appropriate.

                  7.2 Closing Deliveries by Transferee. At Closing, Transferee shall deliver or cause to be delivered the following:

                           (a)      the Purchase Price;

                           (b) a certificate from a duly authorized officer of
                  Transferee certifying that the representations and warranties of Transferee set forth herein are true and correct in all material respects as of the Closing Date;

                           (c) the assignment agreements referenced in Section
                  7.1(d) above;

                           (d) the Lease Agreement, duly executed by Transferee;
                  and

                           (e) such other documents and instruments as
                  Transferor and Transferee agree are necessary or appropriate.

                  7.3 Closing Costs. Transferee and Transferor shall each pay one-half (1/2) of documentary and transfer fees imposed on or in connection with the Transaction. Transferee agrees to pay all other costs associated with the Closing, including (i) survey costs and (ii) costs of obtaining a title insurance policy for the benefit of Transferee and (iii) all recording fees and charges. Each party shall pay its own legal fees.

                  7.4 Prorations. Transferor and Transferee agree that charges, credits and adjustments shall be made as of the Closing Date, and a statement setting forth such adjustments shall be initialed by the parties. The subject areas of such adjustments shall include:

                           (a) Real estate, personal property and similar taxes and assessments (general and special, ordinary and extraordinary) that have become or may become a lien on the Property;

                           (b) Charges for public utilities servicing the Property, payments under the Contracts, charges under easements and similar agreements affecting the Property;

                           (c) Insurance premiums, if any, to the extent
                  policies are assumed by Transferee;

                           (d) All other charges and fees customarily prorated and adjusted in similar transactions.

                           The parties shall prorate on the best available
information; all adjustments that cannot be determined precisely as of the Closing Date shall be readjusted as soon as practicable. Transferor shall use its best efforts to have all utility meters read as of the Closing Date. To the extent practicable, as Transferor and Transferee agree as appropriate, such prorations may occur outside the Closing by arrangement with the vendor or supplier of services (e.g., utilities). Any prorations which are the obligation of Transferee will be assumed by the lessee under the Lease Agreement.

                  7.5 Possession. At Closing, Transferor shall deliver possession of the Property to Transferee (subject to the rights of tenants under the Leases), the Property to be in the same condition and repair as on the date hereof, reasonable wear and tear excepted.


                                  ARTICLE VIII

                               REMEDIES ON DEFAULT

                  8.1 Transferor's Remedies. Except for any breaches waived in writing by Transferor, if Transferee fails to consummate the Transaction when required to do so pursuant to the provisions hereof, then Transferor shall be entitled to terminate this Agreement, whereupon this Agreement shall terminate and, in addition thereto, Transferee shall reimburse Transferor for all reasonable costs incurred by Transferee in connection with the Transaction, provided that the amount to be reimbursed by Transferee shall not exceed One Hundred Thousand Dollars ($100,000).

                  8.2 Transferee's Remedies. Except for any breaches waived in writing by Transferee, if Transferor has breached any of its covenants or obligations under this Agreement or has failed, refused or is unable to consummate the Transaction by the date of the Closing when and as required to do so hereunder, then Transferee shall have the right to bring an action at law or in equity seeking the specific performance of the obligations of Transferor hereunder and in addition thereto or in lieu thereof, Transferee may avail itself of any other remedies available at law or in equity on account of such breach, provided, however, except as provided in Section 10.1 the amount of money damages that Transferee may recover from Transferor on account of such breach shall not exceed One Hundred Thousand Dollars ($100,000).


                                   ARTICLE IX

                                 INDEMNIFICATION

                  9.1 Indemnification by Transferor. Transferor hereby indemnifies and agrees to defend and hold harmless Transferee, and its officers, directors, employees, agents and successors and assigns, and its general partners and any officers, trustees, directors, employees, agents and successors and assigns of such general partners ("Transferee Indemnitees"), from and against any and all demands, claims, actions or causes of action, assessments, expenses, costs, damages, losses and liabilities (including attorneys' fees and other charges) which may at any time be asserted against or suffered by any Transferee Indemnitee, the Property, or any part thereof, whether before or after the date of the Closing, as a result of, on account of or arising from (a) the failure of Transferor to perform any of its obligations hereunder or, to the extent provided in Section 10.1, the breach by Transferor of any of its representations and warranties made herein, (b) events, contractual obligations, acts or omissions of Transferor that occurred in connection with the ownership or operation of the Property prior to the Closing, (c) damage to property or injury to or death of any person or any claims for any debts or obligations occurring on or about or in connection with the Property or any portion thereof or with respect to the operation of the Property at any time or times prior to the Closing, or (d) any obligation, claim, suit, liability, contract, agreement, debt or encumbrance (other than Permitted Liens) created, arising or accruing prior to the date of the Closing, regardless of when asserted, relating to the Property or its operation, including, without limitation, any and all liabilities for federal or state income taxes or other taxes, which shall not have been set forth or specifically described in this Agreement or the Schedules and the Exhibits hereto. The obligations of Transferor under this Section 9.1 shall survive the Closing.

                  9.2 Indemnification by Transferee. Transferee hereby indemnifies and agrees to defend and hold harmless Transferor, and its officers, directors, employees, agents and successors and assigns ("Transferor Indemnitees"), from and against any and all demands, claims, actions or causes of action, assessments, expenses, costs, damages, losses and liabilities (including attorneys' fees and other charges) which may at any time be asserted against or suffered by any Transferor Indemnitee, whether before or after the date of the Closing, as a result of, on account of or arising from (a) the failure of Transferee to perform any of its obligations hereunder or, to the extent provided in Section 10.1, the breach by Transferee of any of its representations and warranties made herein, (b) events, contractual obligations, acts or omissions of Transferee that occurred in connection with the ownership or operation of the Property subsequent to the Closing, (c) damage to property or injury to or death of any person or any claims for any debts or obligations occurring on or about or in connection with the Property or any portion thereof or with respect to the operation of the Property at any time or times subsequent to the Closing, or (d) any damage to the Property caused by Transferee in connection with any studies, investigations or tests conducted by Transferee pursuant to Section 4.2 hereof. The obligations of Transferee under this Section
9.2 shall survive the Closing.





                                    ARTICLE X

                               GENERAL PROVISIONS

                  10.1 Survival of Liability with Respect to Representations and Warranties. It is the express intention and agreement of the parties that the representations and warranties of Transferee and Transferor set forth in this Agreement shall survive the consummation of the Transaction for a period of one
(1) year from the date of the Closing except in the case of the representations and warranties set forth in Section 3.17 hereof which shall survive the consummation of the Transaction for a period of two (2) years from the date of the Closing. Such representations and warranties shall expire and be terminated and extinguished forever at the expiration of such period except where written notice of a claim for breach shall have been delivered prior to the expiration of such period. Any written notice given within such period setting forth a claim must set forth the nature and details of the claim with specificity. Transferor's liability for a breach of a representation and warranty shall not be subject to the limitation of liability set forth in Section 8.2 hereof; provided, however, the maximum amount that Transferee or its assigns may recover for a breach of a representation and warranty by Transferor hereunder shall not exceed $_________________ [20% of Purchase Price].

                  10.2 Notices. All notices, demands, requests or other communications which may be or are required to be given or made by either Transferor or Transferee to the other pursuant to this Agreement shall be in writing and shall be hand delivered or transmitted by certified mail, express overnight mail or delivery service, telegram, telex or facsimile transmission to the parties at the following addresses:

        If to Transferor:   _______________________________
                            148 West State Street
                            Kennett Square, Pennsylvania 19348
                            Attention: Michael A. Walker
                                       Chairman and Chief Executive Officer

                            Attention: Law Department: Ira C. Gubernick, Esq.

        If to Transferee:   ElderTrust Operating Limited Partnership
                            c/o ElderTrust
                            General Partner
                            415 McFarlan Road
                            Suite 202
                            Kennett Square, Pennsylvania 19348
                            Attention: Edward B. Romanov, Jr.
                                       President and Chief Executive Officer

or such other address as the addressee may indicate by written notice to the other party.

                  Each notice, demand, request or communication which shall be given or made in the manner described above shall be deemed sufficiently given or made for all purposes at such time as it is delivered to the addressee (with the delivery receipt, the affidavit of messenger or (with respect to a telex) the answerback being deemed conclusive but not exclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

                  10.3 Governing Law. This Agreement, the rights and obligations of the parties hereto and any claims or disputes relating thereto shall be governed by and construed under the laws of Pennsylvania (but not including the choice of law rules thereof).

                  10.4 Benefit and Assignment. No party hereto shall assign this Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of Transferor (if the assignor is Transferee) or Transferee (if the assignor is Transferor), which consent shall not be unreasonably withheld, and any purported assignment contrary to the terms hereof shall be null, void and of no force and effect, provided that Transferee may (i) assign this Agreement and its rights hereunder, to a corporation, partnership, limited liability company or other entity of which the entire ownership interest is owned directly or indirectly by Transferee or its affiliates without the consent of Transferor or (ii) contribute the Property, or any portion thereof, to a corporation, partnership, limited liability company or other entity in exchange for 100% of the ownership interests in such entity; no such assignment or contribution shall relieve Transferee of its obligations hereunder.

                            This Agreement shall be binding upon and shall inure
to the benefit of the parties hereto and their respective successors and assigns as permitted hereunder. No person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assigns as permitted hereunder.

                  10.5 Severability. If any part of any provision of this Agreement or any other agreement, document or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provisions or the remaining provisions of said agreement so long as the economic and legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

                  10.6 Entire Agreement; Amendment. This Agreement and the Exhibits and Schedules attached hereto (each of which shall be deemed incorporated herein and made a part hereof) contain the final and entire agreement between the parties hereto with respect to the Transaction and are intended to be an integration of all prior negotiations and understandings. Transferor and Transferee shall not be bound by any terms, conditions, statements, warranties or representations, oral or written, not contained or referred to herein or therein. No amendment, change or modification of this Agreement shall be valid unless the same is in writing and signed by the parties hereto.

                  10.7 No Waiver. No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other instrument or document given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

                  10.8 Headings. Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

                  10.9 Risk of Loss. The risk of loss or damage to all or any part of the Property by fire or other casualty prior to the Closing shall be borne by Transferor. In the event of such damage to all or part of the Property, Transferee may, at its election, (i) terminate this Agreement whereupon neither party shall have any further liability to the other hereunder or (ii) consummate the Transaction, in which event Transferor shall assign to Transferee at Closing all of Transferor's right, title and interest in and to all of the proceeds of insurance payable by virtue of such casualty.

                  10.10 Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature of or on behalf of each party appears on each counterpart, but it shall be sufficient that the signature of or on behalf of each party appears on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in any proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of or on behalf of all of the parties.

                  10.11 Guaranty. Genesis Health Ventures, Inc. ("Genesis") shall indemnify Transferee or its assigns or contributees for loss or damage due to a breach by Transferor of one or more of the representations and warranties made by Transferor herein on the terms set forth in a certain Indemnification Agreement to be executed and delivered by Genesis at Closing to and for the benefit of Transferee or its assigns or contributees, which Indemnification Agreement shall be substantially in the form of Exhibit C attached hereto and made a part hereof. In addition thereto, at Closing, Genesis shall execute and deliver for the benefit of Transferee and its assigns a guaranty of the obligations of Transferor or its assigns under the Lease Agreement, which guaranty shall be substantially in the form of Exhibit D attached hereto and made a part hereof.

                  IN WITNESS WHEREOF, this Agreement has been duly executed on its behalf as of the date first above written.

                                   TRANSFEREE:

                                   ELDERTRUST OPERATING LIMITED PARTNERSHIP

                                   By:    ElderTrust Realty Group, Inc.,
                                          general partner


                                   By:
                                        ---------------------------
                                            Name:
                                                  --------------------------
                                            Title:
                                                  --------------------------

                                   TRANSFEROR:

                                    By:
                                        ---------------------------
                                            Name:
                                                  --------------------------
                                            Title:
                                                  --------------------------

                             Exhibits and Schedules

Exhibit A           -     Legal Description of Real Property
Exhibit B           -     Form of Lease Agreement
Exhibit C           -     Form of Indemnification Agreement
Exhibit D           -     Form of Lease Agreement Guaranty

Schedule 1.1        -     Excluded Assets
Schedule 3.2        -     Required Consents
Schedule 3.5        -     Liens
Schedule 3.6        -     Mortgage Debt
Schedule 3.7        -     Financial Statements
Schedule 3.9        -     Leases
Schedule 3.10       -     Contracts
Schedule 3.12       -     Litigation
Schedule 3.15             Insurance
Schedule 3.20       -     Non-Compliance
Schedule 3.23       -     Agreements
Schedule 5.8        -     Concurrent Agreements

                                    EXHIBIT A

                        DESCRIPTION OF THE REAL PROPERTY

                                    EXHIBIT B

                             FORM OF LEASE AGREEMENT

                                    EXHIBIT C

                        FORM OF INDEMNIFICATION AGREEMENT

                            INDEMNIFICATION AGREEMENT




         THIS INDEMNIFICATION AGREEMENT (this "Agreement") is entered into as of ___, 1998 by GENESIS HEALTH VENTURES, INC., a Pennsylvania corporation ("Indemnitor"), to and for the benefit of ELDERTRUST OPERATING LIMITED PARTNERSHIP, a Delaware limited partnership (the "Operating Partnership"), and its successors and assigns (collectively, "Indemnitees").

         WHEREAS, __________________________ ("Transferor") and the Operating Partnership have entered into an asset transfer agreement (the "Transfer Agreement") dated as of __________________, 1998;

         WHEREAS, pursuant to the Transfer Agreement, the Operating Partnership or a subsidiary of the Operating Partnership shall acquire from the Transferor [an assisted living facility/skilled nursing facility/independent living facility/office building] (the "Facility"), together with associated real and personal property as described in the Transfer Agreement on the terms and conditions set forth in the Transfer Agreement;

         WHEREAS, Indemnitor, as the owner, directly or indirectly, of all of the beneficial interest in Transferor, will be greatly benefited by the transfer of the Facility to the Operating Partnership pursuant to the Transfer Agreement;

         WHEREAS, in Article III of the Transfer Agreement, the applicable Transferor has made certain representations and warranties to the Operating Partnership and Indemnitor has agreed to indemnify the Operating Partnership in the event of a breach of a representation and warranty set forth in the Transfer Agreement by Transferor;

         WHEREAS, the Operating Partnership would not have entered into the Transfer Agreement without the execution and delivery of this Agreement by Indemnitor; and

         WHEREAS, in accordance with the Transfer Agreement, the Operating Partnership assigned the Transfer Agreement to ________________________ ("Transferee").

         NOW, THEREFORE, in consideration of the foregoing, the agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Indemnitor hereby agrees for the benefit of Indemnitees as follows:


         1.       Representations and Warranties of Indemnitor

                  (a) Indemnitor is a corporation duly organized, validly existing and in good standing under the laws of the State of Pennsylvania. Indemnitor has the requisite power and authority to carry on its business as it is now being conducted and to perform its obligations hereunder. Indemnitor is qualified to do business and is in good standing in each jurisdiction where the character of its property owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a material adverse effect on the business or financial condition of Indemnitor.

                  (b) All action of Indemnitor necessary to authorize the execution, delivery and performance of this Agreement by Indemnitor has been taken, and no other proceedings on the part of Indemnitor are necessary to authorize the execution and delivery of this Agreement by Indemnitor and the performance by Indemnitor of its obligations hereunder.

                  Neither the execution and delivery of this Agreement by Indemnitor nor the performance by Indemnitor of its obligations hereunder nor compliance by Indemnitor with any of the provisions hereof will (i) conflict with or result in any breach of any provisions of the organizational documents of Indemnitor, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Indemnitor is a party or by which it or any of its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Indemnitor or any of the properties or assets of Indemnitor.

                  (c) This Agreement has been duly and validly executed and delivered by Indemnitor and constitutes a valid and binding agreement of Indemnitor, enforceable against Indemnitor in accordance with its terms, except that such enforcement may be subject to bankruptcy, conservatorship, receivership, insolvency, moratorium or similar laws affecting creditors' rights generally or the rights of creditors of corporations and to general principles of equity.

                  (d) None of the representations and warranties made by Transferor in the Transfer Agreement contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.


         2.       Indemnification

                  Indemnitor hereby indemnifies and agrees to hold harmless the Operating Partnership, Transferee and their successors and assigns from and against all demands, claims, actions or causes of action, assessments, expenses, damages, costs, losses and liabilities (including attorneys' fees and disbursements) which may at any time be suffered by the Operating Partnership, Transferee or its successors and assigns as a result of (i) the inaccuracy of any representation or warranty made by Transferor in the Transfer Agreement or
(ii) the inaccuracy of any representation or warranty made by Indemnitor in
Section 1 of this Agreement.

         3.       Survival Period; Limitation on Liability

                  (a) The indemnification obligation of Indemnitor set forth herein shall be limited to the survival period set forth in the Transfer Agreement with the effect that the obligations of Indemnitor set forth herein shall terminate and be of no further force and effect (i) one (1) year after the Closing Date (as defined below) in the case of a breach of any representation and warranty set forth in Article III of the Transfer Agreement except Section
3.17 of the Transfer Agreement, (ii) two (2) years after the Closing Date in the case of a breach of a representation and warranty set forth in Section 3.17 of the Transfer Agreement and (iii) one (1) year after the Closing Date in the case of a breach of a representation and warranty set forth in Section 1 of this Agreement (in any such case, a "Termination Date"). Any claim for a breach of a representation and warranty must be made in writing before the applicable Termination Date. The "Closing Date" shall be the date of the closing of the initial public offering of ElderTrust, a Maryland real estate investment trust, which is anticipated to occur simultaneously with the closing under the Transfer Agreement.


                  (b) Notwithstanding anything herein to the contrary, liability of Indemnitor hereunder shall not exceed [20% of Purchase Price under the Transfer Agreement].


         4.       Notice

                  Except as otherwise expressly provided herein, all notices, demands, requests, or other communications which may be or are required to be given, served or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered, mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or delivered by overnight air courier, addressed as follows:

                  (a)      If to Indemnitor:

                           Genesis Health Ventures, Inc.
                           148 West State Street
                           Kennett Square, Pennsylvania 19348
                           Attention:  Michael A. Walker
                           Chairman and Chief Executive Officer
                           Attention:  Law Department, Ira C. Gubernick, Esq.

                  (b)      If to the Operating Partnership or Transferee:

                           ElderTrust Operating Limited Partnership
                           c/o ElderTrust
                           415 McFarlan Road, Suite 202
                           Kennett Square, Pennsylvania 19348
                           Attention:  Edward B. Romanov, Jr.
                              President and Chief Executive Officer

or such other address as the addressee may indicate by written notice to the other parties.

                  Each notice, demand, request, or communication which shall be given or made in the manner described above shall be deemed sufficiently given or made for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt or the affidavit of messenger being deemed conclusive but not exclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

         5.       Benefit and Assignment

                  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns as permitted hereunder. No person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assigns as permitted hereunder. Indemnitor may not assign this Agreement or any rights hereunder without the prior written consent of the Operating Agreement; the Operating Partnership may not assign this Agreement without the prior written consent of Indemnitor except that, in connection with the assignment by the Operating Partnership of the Transfer Agreement in accordance with the terms of the Transfer Agreement or contribution of the Facility by the Operating Partnership in accordance with the terms of the Transfer Agreement, the Operating Partnership may assign this Agreement in connection with any such assignment or contribution.


         6.       Entire Agreement: Amendment

                  This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, commitments or understandings with respect to such matters. This Agreement may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.


         7.       Headings

                  The headings of the sections and subsections contained in this Agreement are inserted for convenience only and do not form a part or affect the meaning, construction or scope thereof.


         8.       Applicable Law; Consent to Jurisdiction

                  This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania (but not including the choice of law rules thereof).

         IN WITNESS WHEREOF, Indemnitor has caused this Indemnification Agreement to be executed by its duly authorized agents as of the date and year set forth above.

                                  GENESIS HEALTH VENTURES, INC.

                                   By:
                                        ---------------------------
                                            Name:
                                                  --------------------------
                                            Title:
                                                  --------------------------

                                    EXHIBIT D

                        FORM OF LEASE AGREEMENT GUARANTY

                                GUARANTY OF LEASE

         THIS GUARANTY OF LEASE is made as of , 1998 by GENESIS HEALTH VENTURES, INC., a Pennsylvania corporation ("Guarantor") having an address of: 148 West State Street, Kennett Square, Pennsylvania, 19348, to and for the benefit of _______________________________________ (the "Landlord") having an address of:
c/o ElderTrust, 415 McFarlan Road, Suite 202, Kennett Square, Pennsylvania
19348.

                                    RECITALS:

         A. Landlord has leased to _______________________________ a
 and subsidiary of Guarantor ("Tenant") certain real property located in     ,
 as is more particularly described on Exhibit A attached hereto (the "Premises"), pursuant to that certain Lease Agreement by and between Landlord and Tenant dated of even date herewith (the "Lease").

         B. All of the ownership interests in Tenant are owned directly or indirectly by Guarantor, and therefore Guarantor is materially benefited by the Lease.

         C. The undertaking by Guarantor to execute and deliver this Guaranty is a material inducement to Landlord to enter into the Lease, and, except for this Guaranty, Landlord would not enter into the Lease with Tenant.

         NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees with Landlord as follows:

         1. Guaranty. Guarantor hereby guarantees and agrees to be personally liable for any and all sums payable under the Lease by Tenant and for the full performance and observance of each and every covenant and agreement of Tenant contained in the Lease (including all exhibits thereto) to the same extent as if Guarantor were the tenant under the Lease and had executed and delivered the Lease (including all exhibits attached thereto). Guarantor unconditionally and irrevocably guarantees that all sums stated in the Lease to be payable by Tenant will be promptly paid in full when due in accordance with the Lease and that Tenant will perform and observe each and every covenant and agreement in the Lease required to be performed and observed by Tenant. This Guaranty is irrevocable, unconditional and absolute, and if for any reason any such sums shall not be paid promptly when due, Guarantor will promptly after notice thereof and within the time period set forth in the Lease for the making of payment of any such sums, pay the same to the person entitled thereto pursuant to the Lease regardless of (a) whether Landlord shall have taken any steps to enforce any rights against Tenant or any other person liable therefor to collect such sum or any part thereof, (b) the termination of the Lease as a result of the default of Tenant thereunder, or (c) any other condition or contingency which would not exonerate Guarantor from liability under the Lease if it were the tenant thereunder. Guarantor also agrees to pay to Landlord such further amounts as shall be sufficient to cover the cost and expense of collecting such sums or any part thereof or of otherwise enforcing this Guaranty, including, without limitation, reasonable attorneys' fees.

         2. No Impairment. The obligations, covenants and agreements of Guarantor under this Guaranty shall in no way be affected or impaired by reason of the happening from time to time of any of the following, although without notice to or the further consent of Guarantor:

                  (a) the waiver by Landlord of the performance or observance by Guarantor, Tenant or any other party of any of the agreements, covenants or conditions contained in the Lease or this Guaranty;

                  (b) the extension, in whole or in part, of the time for payment by Guarantor or Tenant of any sums owing or payable under the Lease or this Guaranty, or of any other sums or obligations under or arising out of or on account of the Lease or this Guaranty, or the renewal of the Lease or this Guaranty;

                  (c) any assignment of the Lease or subletting of the Premises or any part thereof, subject to the provisions of Section 11 hereinbelow;

                  (d) the modification or amendment (whether material or otherwise) of any of the obligations of Guarantor or Tenant under the Lease or this Guaranty;

                  (e) the doing or the omission of any of the acts referred to in the Lease or this Guaranty (including, without limitation, the giving of any consent referred to therein);

                  (f) any failure, omission or delay on the part of Landlord to enforce, assert or exercise any right, power or remedy conferred on or available to Landlord in or by the Lease or this Guaranty, or any action on the part of Landlord granting indulgence or extension in any form whatsoever;

                  (g) the voluntary or involuntary liquidation, dissolution, sale of all or substantially all of the assets, marshaling of assets and liabilities, receivership, conservatorship, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting Tenant or Guarantor or any of its assets; or

                  (h) the release of Guarantor or Tenant from the performance or observance of any of the agreements, covenants, terms or conditions contained in the Lease or this Guaranty by operation of law.

         3. Warranties and Representations. Guarantor warrants and represents to Landlord for the express purpose of inducing Landlord to enter into the Lease and to accept this Guaranty, as follows:

                  (a) Organization and Qualification. Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Guarantor has the requisite power and authority to carry on its business as it is now being conducted and to deliver this Guaranty. Guarantor has made available to Landlord complete and correct copies of the governing documents of Guarantor, with all amendments as in effect on the date of this Guaranty. Guarantor is qualified to do business and is in good standing in each jurisdiction where the character of its property owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a material adverse effect on the business or financial condition of Guarantor or on this Guaranty.

                  (b) Authority Relative to this Guaranty. All action necessary to authorize the execution, delivery and performance of this Guaranty by Guarantor has been taken, and no other proceedings are necessary to authorize the execution and delivery by Guarantor of this Guaranty and the Guarantor's performance hereunder.

                      Neither the execution and delivery of this Guaranty by Guarantor, nor the compliance by Guarantor with any of the provisions hereof will (i) conflict with or result in any breach of any provisions of the organizational documents of Guarantor, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, permit, contract, Guaranty, restriction or other instrument or obligation to which Guarantor is a party or by which Guarantor may be bound, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Guarantor, except in the case of (ii) or (iii) for violations, breaches, or defaults which would not in the aggregate have a material adverse effect on the business or financial condition of Guarantor.

                  (c) Binding Obligation. This Guaranty has been duly and validly executed and delivered by Guarantor to Landlord and constitutes a valid and binding Guaranty of Guarantor, enforceable against Guarantor in accordance with its terms, except that such enforcement may be subject to bankruptcy, conservatorship, receivership, insolvency, moratorium or similar laws affecting creditors' rights generally or the rights of creditors of Guarantor and to general principles of equity.

                  (d) Solvency. Guarantor is solvent and is not rendered insolvent by the obligations undertaken in this Guaranty. Guarantor is not contemplating either the filing of a petition or proceeding under any state or federal bankruptcy or insolvency or reorganization laws or the liquidating of all or a major portion of Guarantor's property, and Guarantor has no knowledge of any such petition or proceeding being filed against such Guarantor.

         4. Governing Law. This Guaranty shall be construed in accordance with the laws of the State of ____________________ (but not including the choice of law rules thereof).

         5. No Oral Change. This Guaranty may not be modified or amended except by a written agreement duly executed by Guarantor and Landlord.

         6. Primary Liability. Guarantor's liability hereunder shall be primary and not secondary, and shall be joint and several with that of Tenant. Landlord may proceed against Guarantor under this Guaranty without initiating or exhausting its remedy or remedies against Tenant, and may proceed against Guarantor and/or Tenant separately or concurrently.

         7.       Waivers.

                  (a) Guarantor hereby waives notice of acceptance of this Guaranty and notice of any obligations or liabilities contracted or incurred by Tenant.

                  (b) Guarantor may not assert any claim, right or remedy which Guarantor may now have or hereafter acquire against Tenant that arises hereunder and/or from the performance by Guarantor hereunder including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of Landlord against the Tenant or any security which Landlord now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise, prior to the expiration or earlier termination of the Lease and the satisfaction in full of all obligations of Tenant under the Lease; provided, that Guarantor may give to Tenant any notices necessary to preserve such claims, rights or remedies.

                  (c) Guarantor waives (a) any right to require Landlord to proceed against Tenant to obtain payment; (b) any right to require Landlord to proceed against or exhaust any security held from Tenant; (c) any right to require Landlord to pursue any other remedy in Landlord's power; (d) any right to receive any notices in connection with the existence, creation or nonpayment of any sums due under the Lease including, without limitation, any notice of acceptance by Landlord; (e) presentment, demand, notice of dishonor and protest;
(f) any defense arising by reason of any disability or by reason of the cessation of the liability of Tenant for any reason; (g) any benefit of and any right to participate in any security held by Landlord now or in the future; (h) any defense based upon diligence in collection of or realization upon sums due under the Lease; (i) any defense arising by reason of any disability incapacity, lack of authority or death of any other person or the failure of Landlord to file or enforce a claim against the estate (in administration, bankruptcy, or any other proceeding) of any other person; and (j) any defense based upon an election of remedies based upon any notice or demand of any kind that may be required to be given by any statute or rule of law, or by any of the agreements between Tenant and Landlord.

         8. Estoppels. Within thirty (30) days after Landlord's written request to Guarantor, Guarantor shall execute and deliver to Landlord a statement in writing setting forth any amendments to this Guaranty and stating whether or not this Guaranty is in full force and effect and specifying what reasons or defenses, if any, support any claim that this Guaranty is not in full force and effect.

         9. Notices. Any notice which Landlord may elect to send to Guarantor shall be binding upon Guarantor if mailed to Guarantor at the address set forth above or such other address as Guarantor may, in writing, make known to Landlord, by United States Certified or Registered Mail, Return Receipt Requested.

         10. Parties Bound. This Guaranty shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

         11. Release of Guaranty. Notwithstanding any contrary provision of this Guaranty, in the event that: (i) Tenant assigns the Lease to a third-party or non-wholly owned subsidiary of Guarantor in accordance with the terms of Section
23.4 of the Lease, or (ii) Landlord releases Tenant from liability under the Lease, the obligations of Guarantor hereunder shall terminate. In the event that Tenant assigns the Lease without the prior written consent of Landlord, or otherwise in violation of the terms of the Lease, this Guaranty will continue in full force and effect and no partial release will be granted.

         IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed as of the date first above written.

                                   WITNESS: GUARANTOR:

                                   GENESIS HEALTH VENTURES, INC.

                                   By:
                                        ---------------------------
                                            Name:
                                                  --------------------------
                                            Title:
                                                  --------------------------

State of
          ----------------------------
County of
          ----------------------------

                  The foregoing instrument was acknowledged before me this ______ day of ___________________, 199___ by ________________, of Genesis Health
Ventures, Inc. a Pennsylvania _________________________________________________-
corporation, on behalf of the corporation.


                                                  --------------------------
                                                        Notary Public

My Commission Expires:
                       --------------------------

                                    Exhibit A

                             (Property Description)

                                   ELDERTRUST
                    SCHEDULE OF GRANTORS AND PURCHASE PRICES
                   FOR PROPERTIES OWNED BY GENESIS AFFILIATES

--------------------------------------- -------------------------------------- --------------------------------------
           PROPERTY                                 GRANTOR                        PURCHASE PRICE
--------------------------------------- -------------------------------------- --------------------------------------
Heritage Woods                          Genesis Health Ventures of             $11,536,000.00
                                        Massachusetts, Inc.
--------------------------------------- -------------------------------------- --------------------------------------
Willowbrook                             Edella Street Associates               $ 5,894,000.00
--------------------------------------- -------------------------------------- --------------------------------------
Riverview Ridge (leasehold interest     River Ridge Partnership                $ 1,230,595.00
only)
--------------------------------------- -------------------------------------- --------------------------------------
Pleasant View                           McKerley Health Care Centers, Inc.     $ 3,742,000.00
--------------------------------------- -------------------------------------- --------------------------------------
Rittenhouse Care Center                 Geriatric and Medical Services, Inc.   $ 8,855,000.00
--------------------------------------- -------------------------------------- --------------------------------------
Lopatcong Care Center                   Geriatric and Medical Center, Inc.     $13,778,000.00
--------------------------------------- -------------------------------------- --------------------------------------
Phillipsburg Care Center                Geriatric and Medical Services, Inc.   $ 6,266,000.00
--------------------------------------- -------------------------------------- --------------------------------------
Wayne Nursing and Rehabilitation        Genesis Health Ventures of Wayne,      $ 6,065,000.00
Center                                  Inc.
--------------------------------------- -------------------------------------- --------------------------------------
Belvedere Nursing and Rehabilitation    Genesis Health Ventures of Indiana,    $ 9,792,000.00
Center                                  Inc.
--------------------------------------- -------------------------------------- --------------------------------------
Chapel Manor Nursing and                Genesis Health Ventures of Indiana,    $10,658,000.00
Rehabilitation Facility                 Inc.
--------------------------------------- -------------------------------------- --------------------------------------
Pennsburg Manor Nursing and             Genesis Health Ventures of Indiana,    $10,000,000.00
Rehabilitation Facility                 Inc.
--------------------------------------- -------------------------------------- --------------------------------------
Professional Office Building I          Genesis Health Ventures of Indiana,    $ 4,000,000.00
(Leasehold)                             Inc.
--------------------------------------- -------------------------------------- --------------------------------------
Lacey Branch Office Building            Geriatric and Medical Services, Inc.   $   545,000.00
--------------------------------------- -------------------------------------- --------------------------------------